SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 20, 2000

                              FIBERCORE, INC.
          (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



          Nevada                    000-21823                 87-0445729
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      (STATE OR OTHER        (COMMISSION FILE NUMBER)  (I.R.S. EMPLOYER
      JURISDICTION OF                                  IDENTIFICATION NO.)
      INCORPORATION)



           253 Worcester Road, P.O. Box 180                      01507
                     Charlton, MA
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       (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)               (ZIP CODE)




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       Registrant's telephone number, including area code (508) 248-3900

                                 Not Applicable

         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)



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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

            On June 20, 2000, FiberCore, Inc. (the "Company"), through a wholly owned subsidiary, acquired as of June 1, 2000, 90% of the capital stock of Xtal Fibras Opticas, S. A., ("Xtal"), from Algar S. A., ("Algar"), one of the largest private conglomerates in Brazil, and entered into an agreement to acquire the remaining 10% of the capital stock (collectively, the "Acquisition"). Xtal's manufacturing facility is located in Campinas, Brazil and manufactures primarily singlemode optical fiber for sale mainly in Brazil.

            Prior to the Acquisition, no material relationship existed between Algar and the Company, the Company's affiliates, directors and officers, and associates of such directors and officers.

            The $25 million purchase price (the "Purchase Price") pursuant to the Acquisition is payable over a three year period, and is subject to certain adjustments. At the closing of the Acquisition, the Company paid Algar $10 million in cash and issued to Algar a $10 million, 6% note, payable on December 31, 2000. The Company will receive a $1 million discount if the Company redeems the $10 million note by August 31, 2000. At the closing of the Acquisition, the Company also issued to Algar a $2.5 million, 6% note, payable in two installments of $1.25 million each, on September 20, 2001, and on December 20, 2002, respectively. The Company's obligation to repay the $2.5 million note is contingent on Xtal's achieving certain profitability targets in 2000 and 2001. The Company will acquire the remaining 10% of Xtal's common stock upon payment of an additional $2.5 million on or before June 20, 2003. The Purchase Price was determined through use of financial models and an analysis of Xtal's value to the Company's business and was reached through arms-length negotiation.

            The funds the Company used to pay the $10 million in cash paid to Algar were obtained from (i) Crescent International Ltd. pursuant to an agreement under which the Company may require Crescent to purchase securities from time to time for an aggregate of up to $30 million and (ii) proceeds received by the Company upon Tyco Electronics Corporation's exercise of warrants to purchase the Company's common stock. The Company plans to pay the balance of the Purchase Price by requiring Crescent to buy additional securities pursuant to such agreement and/or raising funds which may become available from other sources from time to time.

            The Company's acquisition of Xtal is part of the Company's goal of expanding capacity to meet demand and to increase its international presence. +The Company intends to use the Xtal manufacturing facilities in Brazil to continue to manufacture optical fiber and preform. The Company believes it can increase Xtal's current sales by integrating the Company's technologies into Xtal's operations, investing in new capital equipment, and expanding Xtal's export sales.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
EXHIBITS.

             (i) Financial Statements for Xtal Fibras Opticas S.A. as of December 31, 1999 and 1998 and for each of the years then ended.

            (ii) Pro Forma Combined Financial Statements for FiberCore, Inc., including the unaudited pro forma combined balance sheet at December 31, 1999, statements of operations for the year ended December 31, 1999 and the quarter ended March 31, 2000.

EXHIBIT NUMBER      DESCRIPTION

Exhibit 2.1         Investment Agreement, dated June 1, 2000

Exhibit 4.1         Loan Agreement for $10 million, dated June 20, 2000

Exhibit 4.2         Loan Agreement for $2.5 million, dated June 20, 2000

Exhibit 10.1        Share Pledge Agreement, dated June 20, 2000

Exhibit 10.2        Warranty Agreement, dated June 20, 2000

Exhibit 10.3        Assumption of Indebtedness Agreement, dated June 20, 2000

Exhibit 10.4        Shareholders' Agreement, dated June 20, 2000

Exhibit 10.5        Supply Agreement, dated June 20, 2000

Exhibit 10.6        Patent Assignment and Transfer Agreement, dated June 20,
                    2000

Exhibit 23.1        Consent of Deloitte Touche Tohmatsu Auditores
                    Independentes, dated July 3, 2000

Exhibit 99.1        Press Release of the Registrant, dated June 21, 2000.


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            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the Registrant by the undersigned thereunto duly authorized.

                                       FIBERCORE, INC.



                                       By:
                                          /s/ Michael J. Beecher
                                          ----------------------
                                          Name:   Michael J. Beecher
                                          Title:    Chief Financial
                                          Officer and Treasurer
Date:  July 3, 2000